SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________

FORM 8-K /A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 23, 2008

IB3 Networks, Inc.
(Exact name of registrant as specified in its charter)

NV	000-52374	61-1433933
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 South High Street , Canal Winchester, OH	43110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  614-833-9713 X235

Language Access Network, Inc. (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]       Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02         Unregistered Sales of Equity Securities

The Company opened an offering on August 11, 2008, and it concluded September 23, 2008. The Company sold 5,300,000 shares of common stock for total proceeds of $5,300. This offering is exempt from registration pursuant to Section 4(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act. The offering was only open to accredited investors. We did not engage in any general solicitation or advertising.

SECTION 5 – Corporate Governance and Management

ITEM 5.03       Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 25, 2008, the Company filed Articles of Merger with the Secretary of State of Nevada in order to effectuate a merger whereby the Company (as Language Access Network, Inc.) would merge with its wholly-owned subsidiary, IB3 Networks, Inc., as a parent/ subsidiary merger with the Company as the surviving corporation. This merger, which became effective as of September 25, 2008, was completed pursuant to Section 92A.180 of the Nevada Revised Statutes. Shareholder approval to this merger was not required under Section 92A.180. Upon completion of this merger, the Company's name has been changed to "IB3 Networks, Inc." and the Company's Articles of Incorporation have been amended to reflect this name change.

In connection with this name change to IB3 Networks, Inc., as of the open of business on September 29, 2008 the Company has the following new CUSIP number and the new trading symbolis effective as of the open of business on October 10, 2008.

New CUSIP Number:   44924Y 106
New Trading Symbol: IBNW
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IB3 Networks, Inc.

/s/ Eric Schmidt
Eric Schmidt
Chief Executive Officer

Date: October 10, 2008